UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): December 15, 2017

ZNERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6102 South MacDill Avenue, Suite G
Tampa, Florida 33611
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 931 - 5662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Znergy, Inc. (the "Company") entered into an agreement with William McMahon to act as interim Chief Financial Officer as described in Item 5.02 below, which description shall be incorporated into this Item 1.01. A copy of the agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2017 the Company entered into an agreement with William McMahon, 65, through his advisory services company – Wm L McMahon Advisors, LLC, to serve as interim Chief Financial Officer of the Company. There are no arrangements or understandings between Mr. McMahon or Wm L McMahon Advisors, LLC and any other persons pursuant to which he was appointed as interim Chief Financial Officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Since early in 2017, Mr. McMahon has been a principal in Nperspective CFO & Strategic Services, a fractional CFO company which provides interim and part-time CFO services.  Since 2012, Mr. McMahon has been providing part-time CFO services to Neptune Minerals, Inc., a company engaged in deep ocean minerals exploration and resource development.  From August 2015 to September 2016, Mr. McMahon was Chief Financial Officer and Treasurer for Rock Creek Pharmaceuticals, Inc., a drug development company focused on the development of new drugs and compounds that provide therapies for chronic inflammatory diseases such as psoriasis.  During his 40 plus year career, Mr. McMahon has served as Chief Financial Officer, Controller and Treasurer for various small to medium size public and private companies.  Mr. McMahon has a diverse industry background working in manufacturing, distribution, transportation and logistics, retail and hospitality, as well as LED lamp manufacturing.  His background includes working with customers and suppliers internationally, including Europe, China, Africa and Asia.  Mr. McMahon holds a Bachelor of Science in Accounting degree from DePaul University in Chicago.

William McMahon Agreement

The Company entered into an employment agreement with Mr. McMahon, through his advisory services company – Wm L McMahon Advisors LLC dated December 15, 2017 (the "Agreement"). The Agreement is for six month, and can be terminated at any time upon 10 days written notice.

The Agreement provides for compensation for services in the amount of $10,000 per month. The initial term for providing the services is six (6) months.  There are no other benefits or compensation, other than the reimbursement of approved expenses.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.          Description
10.1                       Interim Chief Financial Officer Agreement between Znergy, Inc., and Wm L McMahon Advisors, LLC
99.1                       Press release dated December 21, 2017 announcing the agreement with William Mcmahon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: December 21, 2017	By:	/s/ Christopher J. Floyd
Christopher J. Floyd
Chief Financial Officer